                                                                   EXHIBIT 10.42

                                LEASE AGREEMENT
                                ---------------

     This LEASE AGREEMENT (this "Lease"), is made as of this 15th day of September, 1999, by and among DIVISION STREET PARTNERS, L.P., a New Jersey limited partnership ("Landlord"), with its office located at c/o William J. Milton, Jr., 321 Forest Drive South, Short Hills, New Jersey 07078, BROCKWAY STANDARD (NEW JERSEY), INC., a New Jersey corporation (the "Tenant"), with its office located at 580 Division Street, Elizabeth, Union County, New Jersey 07207, Attn: General Counsel, and Fairmount Realty, L.L.C., a New Jersey limited liability company ("Fairmount"), with its office located at c/o William J. Milton, Jr., 321 Forest Drive South, Short Hills, New Jersey 07078.

                                    RECITALS
                                    --------

     WHEREAS, Landlord is the owner of the land, building and premises commonly known as 580 Division Street, in the City of Elizabeth, Union County, New Jersey 07207, and which is more particularly depicted in "Exhibit A" attached hereto and incorporated herein (the "Leased Premises").

     WHEREAS, Fairmount is the owner of the land, building and premises commonly known as 860 Fairmount Avenue, which is more particularly depicted in "Exhibit A" (the "860 Premises").

     WHEREAS, Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord.

     WHEREAS, Landlord desires to reserve certain rights of access with respect to the 860 Premises in favor of Fairmount, and Tenant is willing to take the Leased Premises subject to such right of access.

     WHEREAS, Tenant desires to have an exclusive license to use certain parking spaces on the 860 Premises, and Fairmount is willing to grant such exclusive license to Tenant.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Lease, and other good and valuable consideration, the receipt of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

Section 1. PREMISES; RIGHT OF ACCESS; PARKING.
---------------------------------------------

     1.1 Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Leased Premises.

     1.2 Fairmount and the tenant or other occupant of the 860 Premises (the "860 Premises Tenant") shall have a non-exclusive right of access for ingress and egress to the 860 Premises over that certain portion of the Leased Premises as shown on the attached Exhibit A (the "Right of Access"). Fairmount shall, at Fairmount's cost and expense, clearly demarcate or otherwise designate the boundaries of the Right of Access at the Leased Premises as depicted on Exhibit A.
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           Fairmount shall maintain and repair the portion of the Leases
Premises comprising the Right of Access to keep the same in reasonably good condition and repair, including, without limitation, removing snow and ice from the Right of Access. Tenant shall reimburse Fairmount, within ten (10) days after Fairmount's written demand, for Tenant's Proportionate Share of the costs and expenses incurred by Fairmount for such maintenance and repair; provided, however, that Tenant shall not be required to reimburse Fairmount for any work performed for or on behalf of the 860 Premises Tenant. For the purposes of this Lease, the terms "Fairmount's Proportionate Share" and "Tenant's Proportionate Share" (as the case may be) shall mean the proportion of the relative square footage of the buildings on the Leased Premises and the 860 Premises, as exists from time to time.

           The gate on Fairmount Avenue as depicted on Exhibit A either shall remain open at all times for access by the Tenant as well as the 860 Premises Tenant during regular business hours, and Fairmount shall furnish to Tenant as well as the 860 Premises Tenant a key to open said gate after ordinary business hours. Fairmount shall be responsible for ensuring that the 860 Premises Tenant shall not park any vehicles in nor obstruct or interfere with the Right of Access or the Parking Spaces. Tenant shall not park any vehicles in, or otherwise obstruct or interfere with, the Right of Access.

           Tenant and the 860 Premises Tenant shall comply with all reasonable rules and regulations promulgated by Fairmount in respect of the use and enjoyment of the Right of Access by both Tenant and the 860 Premises Tenant; provided, however, that the same shall apply uniformly to the Tenant and the 860 Premises Tenant and shall not materially interfere with Tenant's use, enjoyment and occupancy of the Leased Premises or the Parking Spaces.

     1.3   Fairmount hereby grants Tenant a non-exclusive license to use eight
(8) parking spaces as shown on the attached Exhibit A (the "Parking Spaces"). Fairmount shall, at Fairmount's cost and expense, clearly demarcate or otherwise designate the boundaries of the Parking Spaces as depicted on Exhibit A.

           Fairmount shall maintain and repair the Parking Spaces to keep the same in reasonably good condition and repair, including, without limitation, removing snow and ice from the Parking Spaces, and Tenant shall reimburse Fairmount, within ten (10) days after Fairmount's written demand, for such costs and expenses incurred by Fairmount.

Section 2. TERM
---------------

     2.1 The initial term of this Lease shall be for a term of five (5) years starting on October 1, 1999, and ending on September 30, 2004 (the "Initial Term").

     2.2   The Tenant shall have the option to extend the Initial Term for one
(1) additional five (5) year period commencing October 1, 2004 and ending September 30, 2009 (the "Renewal Term"). The annual rent for such Renewal Term shall be equal to the product of: (i) the annual

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rent for the Initial Term as provided in Section 2.1, multiplied by (ii) a fraction, the numerator of which shall be the CPI for the most recent month for which the CPI is available prior to the commencement of the Renewal Term, and the denominator of which shall be the Base CPI. For purposes of this Section 2.2, (i) the term "CPI" shall mean the Consumer Price Index (All Urban Consumers)(All Items)(base year 1982-1984=100) for the U.S. City Average published by the Bureau of Labor Statistics, U.S. Department of Labor, or any comparable successor index appropriately adjusted, and (ii) the term "Base CPI" shall mean the CPI for the month of October, 1999.

     2.3 For the purposes of this Lease, the "Term" shall mean collectively the Initial Term and the Renewal Term, provided that Tenant has exercised its option to extend pursuant to Section 2.2.

SECTION 3. RENT AND TAXES
-------------------------

     3.1 Tenant agrees to pay to the Landlord as rent during the Initial Term of this Lease, the sum of $676,695.30 per year to be paid in monthly installments of $56,391.28 on or before the first day of each month beginning on October 1, 1999.

     3.2 Tenant shall pay as additional rent all real estate taxes assessed with respect to the Leased Premises. Tenant shall pay such taxes directly to the applicable taxing authority. Notwithstanding the foregoing, if taxes upon rent shall be substituted in whole or in part for the present general real estate taxes, Tenant shall pay the taxes upon rent, but only to the extent to which they shall be substituted for said real estate taxes and only in such amounts as would be payable by the Landlord if the rent payable hereunder were the only rent subject to such taxes.

     3.3 If Tenant fails to make any payment of rent or any other amount due and payable by Tenant to Landlord under this Lease within the Grace Period, then Tenant shall pay interest at the Prime Rate plus four percent (4%) on such amount for each day after the Grace Period that such amount remains unpaid. For the purposes of this Lease, (i) the term "Grace Period" shall mean five (5) days after the date such payment of rent or other amount first becomes due and payable; provided, however, that if Tenant fails to make any such payment of rent or any other amount within such five (5) day period at any time during a calendar year, then the Grace Period shall be reduced to two (2) days for the remainder of such calendar year, and (ii) the term "Prime Rate" shall mean the "prime rate" as published in the Wall Street Journal, or if no longer published in the Wall Street Journal, the prime rate of interest for the then largest commercial bank by capitalization in the State of New Jersey.

SECTION 4. USE OF THE LEASED PREMISES
-------------------------------------

     4.1 The Leased Premises shall be used for the sole purpose of manufacturing and warehousing composite, metal and plastic containers or any other lawful purpose.

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SECTION 5. MAINTENANCE AND REPAIRS
----------------------------------

     5.1 Except for Landlord's maintenance and repair obligations set forth in this Section 5 and Fairmount's maintenance and repair obligations set forth in Sections 1.2 and 1.3, Tenant, at its cost and expense, shall maintain, and make all necessary repairs to keep, the Leased Premises in reasonably good order and condition, including, without limitation, maintaining and repairing the (i) loading docks, (ii) foundation and flooring occasioned by Tenant's installation, use or removal of fixtures and equipment used in connection with its use and occupancy of the Leased Premises, or storage of inventory such that the load placed on the floors exceeds normal use of concrete floors or as a result of the use of steel tires on forklift equipment, or as a result of Tenant's negligence or willful act in connection with the installation, use or removal of fixtures and equipment utilized in connection with its use and occupancy of the Leased Premises or storage of inventory, and (iii) the roof and roof membrane occasioned by Tenant's installation, use or removal of fixtures and equipment utilized in connection with its use and occupancy of the Leased Premises which shall void in whole or in part any roof or roof membrane warranty or guarantee obtained by Landlord. All such maintenance and repairs by Tenant shall be performed in a good and workmanlike manner. Tenant, at its cost and expense, shall arrange for snow and ice removal to the Leased Premises and for its own internal cleaning services and rubbish removal.

     5.2 At the expiration of the Term or termination of this Lease, Tenant shall deliver the Leased Premises to Landlord in reasonably good order and condition, except for reasonable wear and tear or damage from any casualty.

     5.3 Landlord, at its cost and expense, shall maintain, and make all necessary repairs and replacements to keep, the Structural Components of the buildings on the Leased Premises in reasonably good order and condition, except to the extent such damage to the Structural Components has been caused by the negligence of Tenant or its agents, sublessees, assignees, invitees or licensees. The term "Structural Components" shall mean the roof, steel structure, exterior walls, foundation, footings or subsurface support thereof, and load bearing columns and walls, including, without limitation, any dangerous or hazardous condition which would result from the foregoing. The Landlord's obligation set forth in this Section 5.3 shall be limited to the maintenance, repair and replacement of the Structural Components and shall not under any circumstances extend to any consequential damage resulting to any personal property of the Tenant, unless such damage is caused by Landlord's failure to maintain such Structural Components or unless such damage has been caused by the negligence or willful act of the Landlord or its employees or agents in carrying out such maintenance, repairs or replacements of the Structural Components.

6.   ALTERATIONS AND IMPROVEMENTS
---------------------------------

     Tenant may make such alterations, additions or improvements as may be reasonably necessary in the conduct of its business, provided however, that
(i) Tenant shall provide prior notice to Landlord if Tenant undertakes any alterations, additions or improvements in excess of One Hundred Thousand and no/100 Dollars ($100,000.00), and (ii) Tenant may not make any alterations,

                                      -4-
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additions or improvements affecting in any material respect the Structural
Components, without the written consent of the Landlord. Except for Tenant's trade fixtures and equipment, all such alterations, additions or improvements and systems, when made, installed in or attached to the Leased Premises, shall belong to and become the property of the Landlord and shall be surrendered with the Leased Premises upon the expiration or sooner termination of this Lease.

7.   UTILITIES
--------------

     7.1 Except as set forth in Section 7.2, Tenant shall pay when due all the rents or charges for water, gas, electric, or other utilities (including garbage and industrial waste collection and removal) used by the Tenant, which are or may be assessed or imposed upon the Leased Premises or which are or may be charged to the Landlord by the suppliers thereof during the Term, and if not paid when due, such rents or charges shall be added to and become payable as additional rent within ten (10) days after written demand by Landlord. Landlord and Fairmount, at their cost and expense, prior to the commencement date of this Lease shall cause the appropriate utility service providers to install separate meters for utilities provided to the building on the Leased Premises and the 860 Premises; provided, however, that with respect to the water meter, the Tenant and Fairmount or the 860 Premises Tenant jointly shall take readings, or cause the appropriate utility provider to take readings, of the water sub-meter located in the 860 Premises at each time the utility provider takes readings of the water meter on the Leased Premises, and Fairmount or the 860 Premises Tenant shall reimburse Tenant within ten (10) days after written demand by Tenant for the water charges allocable to the 860 Premises based on such readings.

     7.2 Tenant and Fairmount recognize that the sprinkler system in the 860 Premises is interconnected with the building on the Leased Premises. Fairmount and the 860 Premises Tenant acknowledge and agree that Tenant shall be responsible, at its cost and expense, for the maintenance and repair of the portion of the sprinkler system located on the Leased Premises, and Fairmount shall be responsible, at its cost and expense, for the maintenance and repair of the portion of the sprinkler system located on the 860 Premises. Fairmount shall reimburse Tenant, within ten (10) days after written demand from Tenant, but no more frequently than quarterly, for Fairmount's Proportionate Share of all costs and expenses incurred by Tenant for the sprinkler system which benefits the sprinkler system as a whole, and not just the portion of the sprinkler system located on the Leased Premises.

8.   COMPLIANCE WITH LAWS
-------------------------

     8.1 Except as otherwise provided in Section 8.2, Tenant, at Tenant's cost and expense, shall comply in all material respects with all (i) statutes, laws, ordinances, rules, regulations, legally binding requirements and directives of the federal, state and municipal governmental authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the Leased Premises or their use and occupancy, or the environmental condition of the Leased Premises, and (ii) orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering

                                      -5-
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the Leased Premises and its contents, for the prevention of fire or other casualty, damage or injury (collectively, the "Legal and Insurance Requirements"). Without limiting the generality of the foregoing, (i) Tenant shall comply with Tenant's obligations under the Industrial Site Recovery Act ("ISRA") which are triggered by the expiration of the Term or termination of this Lease, and Landlord shall cooperate in all reasonable respects with Tenant with respect to any such obligations of Tenant, and (ii) Landlord shall comply with Landlord's obligations under ISRA which are triggered by the expiration of the term or termination of this Lease and Tenant shall cooperate in all reasonable respects with Landlord with respect to any such obligations of Landlord.

     8.2 Notwithstanding the foregoing in Section 8.1, Landlord, at its cost and expense, shall be responsible for the compliance with any Legal and Insurance Requirements to the extent that the condition resulting in a violation of such Legal and Insurance Requirements (i) would require any alterations, additions or improvements to the Structural Components, or (ii) existed prior to the commencement of Tenant's occupancy under any prior leases.

     8.3 Fairmount, at Fairmount's cost and expense, shall comply in all material respects with all Legal and Insurance Requirements applicable to and affecting the use, occupancy or environmental condition of the Right of Access and Parking Spaces.

     8.4 Tenant shall indemnify and save harmless Landlord from any fine, suit, claim, action, liability, damage, loss, cost or expense, including, without limitation, attorney's fees and court costs, of any kind arising out of or in any way connected with (i) any spills or discharges of hazardous substances or wastes at, onto or from the Leased Premises caused by Tenant or its employees or agents from and after May 28, 1996, until the earlier of the expiration of the Term or termination of this Lease, and (ii) Tenant's failure to comply with applicable environmental laws.

     8.5 Landlord shall indemnify and save harmless Tenant from any fine, suit, claim, action, liability, damage, loss, cost or expense, including, without limitation, attorney's fees and court costs, of any kind arising out of or in any way connected with (i) any spills or discharges of hazardous substances or wastes at, onto or from the Leased Premises caused by Landlord or arising from facts, events or conditions prior to May 28, 1996, and (ii) Landlord's failure (or failure by any person or entity prior to the commencement date of this Lease) to comply with applicable environmental laws.

     8.6 Fairmount shall indemnify and save harmless Tenant from any fine, suit, claim, action, liability, damage, loss, cost or expense, including, without limitation, attorney's fees and court costs, of any kind arising out of or in any way connected with (i) any spills or discharges of hazardous substances or wastes at, onto or from the Right of Access, Parking Spaces or the 860 Premises caused by Fairmount, the 860 Premises Tenant or its employees or agents, and (ii) the failure by Fairmount or the 860 Premises Tenant (or failure by any person or entity prior to the commencement date of this Lease) to comply with applicable environmental laws.

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

9.  LIABILITY INSURANCE AND INDEMNIFICATION
-------------------------------------------

     9.1 Tenant, at its cost and expense, shall obtain or provide and keep in full force for the benefit of the Landlord general public liability insurance, insuring Tenant, and naming Landlord as an additional insured, against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident or otherwise in or about the Leased Premises, for injuries to any person or persons, for limits of not less than $5,000,000 for injuries to one person and $5,000,000 for injuries to more than one person, in any accident or occurrence, and for loss or damage to the property of any person or persons of not less than $500,000.

     9.2 Tenant, at its cost and expense, shall obtain or provide and keep in full force for the benefit of the Landlord fire insurance, with an extended coverage endorsement, for damage to the building on the Leased Premises in an amount not less than ninety percent (90%) of the full replacement cost thereof. Landlord and Landlord's lender shall be named as loss payees thereunder.

     9.3 The policies of insurance shall be written by a company or companies authorized to do business in the State of New Jersey. At least fifteen (15) days prior to the expiration or termination date of any policy, Tenant shall deliver a certificate of insurance for a renewal or replacement policy with proof of the payment of the premium therefor. Each of the policies required to be maintained by the Tenant herein shall contain a provision that the same may not be canceled or altered without a least fifteen (15) days prior written notice to the Landlord.

     9.4 Tenant shall save, hold, and keep harmless and indemnify Landlord and its shareholders, directors, officers, employees and agents, and their respective heirs, legal representatives, successors and assigns (the "Landlord Indemnitees") from and for any and all liability, damage, loss, cost or expense (including, without limitation, attorney fees and court costs) incurred by any of the Landlord Indemnitees wholly or in part arising from or in connection with
(i) any breach or default by Tenant of its duties or obligations under this Lease; (ii) any acts or omissions by the Tenant or the Tenant's employees, agents, guests, licensees, invitees or subtenants, or (iii) the use or occupancy of the Leased Premises by Tenant and the conduct of Tenant's business thereon.

     Tenant shall save, hold, and keep harmless and indemnify Fairmount, and their respective shareholders, directors, officers, employees and agents, and their respective heirs, legal representatives, successors and assigns (the "Fairmount Indemnitees") from and for any and all liability, damage, loss, cost or expense (including, without limitation, attorney fees and court costs) incurred by any of the Fairmount Indemnitees wholly or in part arising from or in connection with the use, enjoyment or occupancy of the Parking Spaces by Tenant or its employees or agents.

     9.5 Landlord shall save, hold, and keep harmless and indemnify Tenant and its shareholders, directors, officers, employees and agents, and their respective heirs, legal representatives, successors and assigns (the "Tenant Indemnitees") from and for any and all liability, damage, loss, cost or expense (including, without limitation, attorney fees and court costs) incurred

                                      -7-
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by any of the Tenant Indemnitees wholly or in part arising from or in connection with (i) any breach or default by Landlord of its duties or obligations under this Lease, or (ii) the negligence or intentional misconduct by Landlord or its employees, agents, guests, licensees or invitees.

     9.6 Fairmount shall save, hold, and keep harmless and indemnify the Tenant Indemnitees from and for any and all liability, damage, loss, cost or expense (including, without limitation, attorney fees and court costs) incurred by any of the Tenant Indemnitees wholly or in part arising from or in connection with (i) any breach or default by Fairmount of its duties or obligations under this Lease; (ii) the negligence or intentional misconduct by Fairmount or its employees, agents, guests, licensees or invitees; (iii) the use, occupancy or enjoyment of the Right of Access by Fairmount or the 860 Premises Tenant, or their respective employees, agents, guests, licensees, invitees or subtenants.

10.  ASSIGNMENT AND SUBLETTING
------------------------------

     10.1 The Tenant shall not, without the written consent of the Landlord, assign, mortgage or hypothecate this Lease, nor sublet or sublease the Leased Premises or any part thereof, which consent shall not be unreasonably withheld, conditioned or delayed.

     10.2 Notwithstanding the foregoing in Section 10.1, Tenant shall have the right, without obtaining the Landlord's consent, to assign its interest in this Lease or to sublet or sublease the Leased Premises or any portion thereof, to an entity which: (i) controls, is controlled by, or is under common control with, Tenant, (ii) succeeds to Tenant's business by merger, consolidation or other form of corporate transaction, or (iii) has a net worth equal to or greater than the net worth of the Tenant as of the commencement date of this Lease.

11.  SUBORDINATION AND NONDISTURBANCE; LANDLORD'S FINANCING;
------------------------------------------------------------
     ESTOPPEL CERTIFICATE
     --------------------

     11.1 This Lease is subject and subordinate to the lien of all mortgages which may now or hereafter affect the Leased Premises; provided, however, that Landlord shall obtain a non-disturbance agreement from the person or entity holding such lien in favor of Tenant, in form and substance satisfactory to Tenant (the "Non-Disturbance Agreement"). Upon Tenant's receipt of the Non-Disturbance Agreement, (i) Tenant, at Landlord's request, shall execute, acknowledge and deliver to Landlord, any instruments and certificates reasonably requested by Landlord to evidence, confirm or further effect such subordination.

     11.2 If any prospective lender of Landlord which has committed to provide financing to be secured by the Premises or the rents under the Lease requests any amendments to any terms or provisions of this Lease as a condition of providing such financing, Tenant shall agree to such amendments requested by such prospective lender; provided, however, that Tenant shall not be required to consent to such amendments if the same (i) would affect any economic terms of the

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Lease, or (ii) in Tenant's reasonable judgment, might adversely affect Tenant's use or enjoyment of the Premises.

     11.3 Landlord and Tenant agree, within ten (10) days after written request by the other, to execute, acknowledge and deliver to and in favor of any proposed lender, purchaser, permitted assignee, subtenant or other person or entity, an estoppel certificate, in a form reasonably satisfactory to such proposed lender, purchaser, permitted assignee or sublessee, stating among other things: (i) whether this Lease is in full force and effect; (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment; (iii) the date through which rent has been paid; and (iv) whether the party giving such certificate knows of any default on the part of the other party or has any claim against the other party and, if so, specifying the nature of such default or claim.

12.  CONDEMNATION; EMINENT DOMAIN
---------------------------------

     12.1 If a Taking (as defined in Section 12.3) occurs with respect to the entire Leased Premises or any portion thereof which, in Tenant's reasonable judgment, materially interferes with Tenant's use, occupancy or enjoyment of the Leased Premises then this Lease shall terminate on the date on which the Leased Premises or such portion thereof is conveyed to the condemning authorities and Tenant shall be liable for the payment of rent only to the date of such conveyance.

     12.2 If a Taking (as defined in Section 12.3) occurs with respect to a portion of the Leased Premises which, in Tenant's reasonable judgment, does not materially interfere with Tenant's use, occupancy or enjoyment of the Leased Premises, then this Lease shall terminate on the date on which the Leased Premises is conveyed to the condemning authorities only as to such portion of the Leased Premises is conveyed, and this Lease shall remain in full force and effect as to the portion of the Leased Premises not conveyed to the condemning authorities, provided, however, that the rent for such remaining portion shall be equitably abated.

     12.3  For the purposes of this Section 12, the term "Taking" shall mean
(i) the exercise by any governmental or other public authority, agency, body or public utility, of the right of eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or (ii) if in lieu of any formal condemnation proceedings or actions, Landlord sale and conveyance or granting of an option to purchase the Leased Premises or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land and Leased Premises or any portion thereof.

     12.4 Landlord shall have the right to receive all awards made in respect of any Taking and Tenant shall have no claim or right to claim or be entitled to any portion of such award, except to the extent a separate award is made to Tenant for the value of Tenant's leasehold estate or Tenant's trade fixtures, equipment or personal property on the Leased Premises.

     12.5 Tenant, at Landlord's expense, shall execute, acknowledge and deliver any instruments, as necessary or required to expedite any Taking or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Leased Premises or any portion thereof.

13.  FIRE AND OTHER CASUALTY
----------------------------

     13.1 If a fire, the elements or other casualty (a "Casualty") results in damage to the Leased Premises, the Tenant shall give immediate notice to the Landlord. If the Leased Premises is partially damaged by a Casualty, Landlord shall repair the Leased Premises as soon as practicable to the same condition as existing prior to such Casualty, and Tenant's obligation to pay the rent shall be equitably abated until the Leased Premises have been repaired or restored to its condition existing prior to such Casualty, the amount of such abatement of rent depending upon the character and extent of damage and loss of use to the Tenant.

     13.2 If (i) the Leased Premises are totally destroyed (which would require the razing of entire sidewalls of the building before reconstruction would be practical) or, (ii) the Leased Premises be so extensively and substantially damaged as to render them untenantable, then the rent shall be paid up to the time of such destruction and this Lease shall terminate. In no event however, shall the provisions of this clause become effective or be applicable, if the Casualty shall be the result of the negligence or intentional misconduct of Tenant or Tenant's agents, employees, guests, licensees, invitees or subtenants. In such case, Tenant's liability for the payment of the rent shall continue unabated for the remainder of the Term.

     13.3 If Tenant shall have been insured against any Casualty, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord's costs and expenses to make the repairs hereunder.

14.  REIMBURSEMENT
------------------

     If Landlord, Tenant or Fairmount shall fail or refuse to comply with and perform any of its conditions and covenants in this Lease, the other party may, if it so elects, after ten (10) days written notice from such party to the non-complying party carry out and perform such conditions and covenants, at the cost and expense of the non-complying party. The cost and expense incurred by such party shall be payable by the non-complying party within ten (10) days after demand, or at the option of the party incurring such costs, shall be added to the installment of rent next due and payable, or reduced as an abatement of rent due and payable (as the case may be). This remedy shall be in addition to such other remedies the Landlord, Tenant or Fairmount may have hereunder by reason of the breach by the either party of any of the covenants and conditions contained in this Lease.

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15.  INSPECTION AND REPAIRS
---------------------------

     Landlord and Landlord's agents, employees or other representatives, shall have the right to enter into and upon the Leased Premises or any part thereof, at all reasonable hours with at least 24 hours prior written notice (except in the case of emergencies), for the purpose of examining the same and for making such repairs and replacements as required by Landlord under this Lease, or alterations, additions or improvements as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs other than those obligations set forth in this Lease.

16.  RIGHT TO EXHIBIT
---------------------

     Tenant shall permit Landlord and Landlord's agents, employees or other representatives to show the Leased Premises to prospective purchasers at any time, and to prospective tenant during the last six (6) months of the Term, and Tenant agrees that on and after three (3) months before the expiration of the Term, Landlord and Landlord's agents, employees or other representatives shall have the right to place notices on the Leased Premises, offering the premises for rent or for sale.

17.  REMOVAL OF TENANT'S PROPERTY
---------------------------------

     Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon the expiration of the Term or upon any quitting, vacating or abandonment of the Leased Premises by the Tenant, or in the case of a termination of this Lease and Tenant's eviction, within thirty (30) days after such termination and eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any.

18.  REMEDIES UPON TENANT'S DEFAULT
-----------------------------------

     18.1 Any of the following shall be deemed an event of default by Tenant under this Lease:

           (i) The failure to make any payment of rent when due and payable if such failure continues for five (5) business days after written notice, or if Tenant has received two (2) or more notices within any twelve (12) month period, the failure to make any payment of rent within five (5) days after such rent is due and payable;

           (ii) Tenant's failure to perform any covenant or obligation of Tenant under this Lease and such failure shall continue for thirty (30) days after written notice, or if such default is not curable within a thirty (30) day period, Tenant fails to commence such cure within such thirty (30) day period or fails to diligently prosecute such cure to completion;

           (iii) The Leased Premises shall be or become abandoned or deserted, vacated or vacant; or

           (iv) Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors which are not dismissed within thirty (30) days after filing.

     18.2 Upon an event of default, Landlord, in addition to any other remedies herein contained or as may be permitted by law, may either

           18.2.1 terminate Tenant's right to possession, and by any lawful means, re-enter the Leased Premises and have and again possess and enjoy the Leased Premises, re-let the Leased Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as the Landlord has reasonably incurred in re-entering and repossessing the same and in making such repairs and alteration as may be necessary; and second to the payment of the rents due hereunder, in which case Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month, or

           18.2.2 terminate the Lease with five (5) days notice in writing of the Landlord's intention so to do. Upon the giving of such notice, this Lease and the term thereof shall end on the date fixed in such notice as if the said date were the date originally fixed in this Lease for the expiration hereof, provided, however, that Tenant shall have the right to removed any of its trade fixtures, equipment or other personal property within thirty (30) days after the date of such termination, and Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damages, which are not removed by Tenant during such thirty (30) day period.

19.  LIMITATION ON LANDLORD'S LIABILITY
---------------------------------------

     Tenant acknowledges and agrees that Landlord shall not be liable for any damage or injury which is sustained by Tenant or any other person as a consequence of the failure, breakage, leakage or obstruction of the any of the building's electrical, plumbing or mechanical systems or utilities, except to the extent arising from or in connection with (i) any breach or default by Landlord of its duties or obligations under this Lease, or (ii) the negligence or intentional misconduct by Landlord or its employees, agents, guests, licensees or invitees.

20.  NON-WAIVER
---------------

     The various rights, remedies, options and elections of Landlord, Tenant and Fairmount are cumulative, and the failure of such party to enforce the strict performance by the other party of its covenants and obligations under this Lease or to exercise any election or option or to resort or have recourse to any remedy provided in this Lease herein, at law or in equity, and the acceptance by Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by such party of any such covenants, obligations, rights, remedies, options or elections, but the same shall continue in full force and effect.

21.  SEVERABILITY OF LEASE
--------------------------

     The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provisions herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect. Landlord, Tenant or Fairmount may pursue the relief or remedy sought in any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

22.  NOTICES
------------

     All notices, demands, consents and other communication required under this Lease shall be given in writing and sent by: (i) personal delivery, (ii) mailing such notices by certified mail, return receipt requested, or (iii) nationally recognized overnight courier, to the address of the parties as shown at the head of this Lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner, and shall be deemed delivered upon (i) receipt by the party to whom such notice, or (ii) upon attempted delivery if the party to whom such notice is sent refuses delivery or is no longer at the address set for in the head of this Lease and failed to notify Landlord of its new address. Landlord, Tenant and Fairmount shall have the right to change their address for such notices, demands, consents and other communications by providing a notice pursuant to this Section 22 to the other parties to this Lease.

23.  TITLE AND QUIET ENJOYMENT
------------------------------

     23.1 Landlord represents and warrants that Landlord is the owner of the Leased Premises and has the right and authority to enter into, execute and deliver this Lease, and covenants that Tenant on paying the rent and performing its covenants and obligations herein contained, shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the Term.

     23.2 Fairmount represents and warrants that Fairmount is the owner of the Parking Spaces and has the right and authority to enter into, execute and deliver this Lease, and covenants that Tenant on performing its covenants and obligations herein with respect to the Parking Spaces, shall and may peaceably and quietly have, hold and enjoy the Parking Spaces during the Term.

24.  ENTIRE CONTRACT
--------------------

     This Lease sets forth the entire understanding and agreement among Landlord, Tenant and Fairmount, and supersedes all prior or contemporaneous written or oral understandings or agreements. No amendments, additions, changes or modifications, renewals or extensions hereof, shall be binding unless set forth in writing and signed by Landlord and Tenant, and if such amendments affect any rights or obligations of Fairmount, by Fairmount as well.

25.  MECHANIC'S LIENS
---------------------

     If any mechanics' or other liens shall be created or filed against the Leased Premises by reason of labor performed or materials furnished for the Tenant in the erection, construction, completion, alteration, repair or addition to any building or improvement, Tenant, at Tenant's cost and expense, cause such lien or liens to be satisfied, bonded, or discharged of record together with any Notices of Intention that may have been filed within thirty (30) days after Tenant receives notice of such lien.

26.  WAIVER OF SUBROGATION
--------------------------

     Each party hereto waives any cause of action it might have against the other party on account of any liability, damage, loss, cost or expense that is insured against under any insurance policy to the extent of insurance proceeds paid under such insurance policy; provided, however, that this waiver shall be ineffective against any insurer of Landlord, Tenant or Fairmount to the extent such waiver is prohibited by the laws of the State of New Jersey.

27.  INTERPRETATION
-------------------

     In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

28.  SUCCESSORS AND ASSIGNS
---------------------------

     All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind Landlord, Tenant, Fairmount, and their respective and their heirs, executors, administrators, personal or legal representatives, successors and assigns. Fairmount shall incorporate its rights and obligations under this Lease into any lease agreement with the 860 Premises Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                              LANDLORD:
                              --------

                              DIVISION STREET PARTNERS, L.P.,
                              a New Jersey Limited Partnership


                              By:     DIVISION STREET REALTY CORP.
                                      a New Jersey Corporation
                              Its:    General Partner


                                      By:      /s/ William J. Milton, Jr.
                                               --------------------------
                                      Name:    William J. Milton, Jr.
                                      Title:   President


                              TENANT:
                              ------

                              BROCKWAY STANDARD (NEW JERSEY), INC.,
                              a New Jersey corporation


                              By:     /s/ Blair Schlossberg
                                      ----------------------------
                              Name:   Blair Schlossberg
                                      ----------------------------
                              Title:  Secretary & General Counsel
                                      ----------------------------


     IN WITNESS WHEREOF, Fairmount has executed this Lease as of the day and year first above written only for the purposes of Sections 1.2, 1.3, 7.1, 7.2, 8.3, 8.6, 9.6, 14, 20, 21, 22, 23.2, 24, 26, 27 and 28.


                              FAIRMOUNT:
                              ---------

                              FAIRMOUNT REALTY, L.L.C.,
                              a New Jersey Limited Liability Company


                              By:     /s/ William J. Milton, Jr.
                                      --------------------------
                              Name:   William J. Milton, Jr.
                              Title:  Manager